Exhibit 23.2


                        Shellock R & D Services, Inc.
                           7511 McConnell Ave.
                          Los Angeles, CA 90045


April 21, 2003

Biophan Technologies, Inc.
150 Lucius Gordon Drive
West Henrietta, New York, 14586

RE:  Registration Statement

To Whom It May Concern:

I, Frank G. Shellock, hereby consent to be identified as an expert in the Registration Statement on Form SB-2 of Biophan Technologies, Inc.


Sincerely,

/s/Frank G. Shellock, Ph.D.
---------------------------
Frank G. Shellock, Ph.D.